UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  January 25, 2006

Advance America, Cash Advance Centers, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-32363	58-2332639
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

135 North Church Street
Spartanburg, South Carolina 29306
(Address of principal executive offices) (Zip Code)

(864) 342-5600
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12(b))
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.                  Entry into a Material Definitive Agreement

On January 25, 2006, Advance America, Cash Advance Centers, Inc. (the “Company”) entered into a Separation Agreement and General Release (the “Agreement”) with John T. Egeland in connection with the conclusion of his employment with the Company.  Mr. Egeland previously served as the Company’s President.  Pursuant to the Agreement, Mr. Egeland will receive a lump sum severance payment of $375,000 and a one-time bonus of $250,000, both less applicable withholding.  Mr. Egeland, at his election, will also receive partial reimbursement of COBRA premiums for the continuation of family health benefits for a twelve-month period.  The foregoing description of the Agreement is qualified in its entirety by the terms of the Agreement, which is filed herewith as Exhibit 10.1 and incorporated herein by reference.

Additionally, on January 31, 2006, the Compensation Committee of the Board of Directors of the Company approved the grant of 100,000 shares of Restricted Stock to Mr. John I. Hill, the Company’s Executive Vice President and Chief Financial Officer, pursuant to a Restricted Stock Agreement under the Company’s existing 2004 Omnibus Stock Plan (the “Stock Plan”).  The restricted stock will vest in eight equal annual installments, beginning on October 27, 2006, and are subject to forfeiture in certain circumstances if Mr. Hill’s employment is terminated.  The Stock Plan was previously adopted by the Board and approved by the stockholders of the Company.  The Company has previously filed a copy of the Stock Plan and the form Restricted Stock Agreement thereunder with the Securities and Exchange Commission.

Item 9.01.      Financial Statements and Exhibits.

(d)  Exhibits.

Exhibit Number	Description
10.1	Separation Agreement and General Release between the Company and John T. Egeland, dated January 25, 2006

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:	January 31, 2006

ADVANCE AMERICA, CASH ADVANCE CENTERS, INC.

		By:	/s/ John I. Hill
John I. Hill
Executive Vice President and Chief Financial Officer

Exhibit Number	Description

10.1	Separation Agreement and General Release between the Company and John T. Egeland, dated January 25, 2006.